UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in

its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	“HAYN”	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2021 Management Incentive Plan

Effective November 24, 2020, the Compensation Committee of the Board of Directors of Haynes International, Inc. (the “Company”), approved the fiscal 2021 Management Incentive Plan (the “Plan”). Under the Plan, certain employees of the Company are eligible for cash awards based on Company performance, including, but not limited to, Michael L. Shor, the President and Chief Executive Officer, and the named executive officers who will be included in the Company’s Definitive Proxy Statement on Form 14A for the fiscal year ended September 30, 2020, who are Daniel W. Maudlin, Vice President - Finance and Chief Financial Officer; Marlin C. Losch III, Vice President — Sales and Distribution; David L. Strobel, Vice President — Operations and Venkat R. Ishwar, Vice President - Marketing (Messrs. Shor, Maudlin, Losch and Strobel and Dr. Ishwar are herein referred to collectively as the “named executive officers”). With respect to all the named executive officers other than the Chief Executive Officer, following the previously announced 10% reduction in salaries, the original fiscal 2020 salaries will be re-established as of January 1, 2021 with no further salary increases to occur in fiscal 2021. With respect to the Chief Executive Officer and the Board of Directors, the previously established 10% reduction in salary or cash fees, as applicable, will remain in place until decided otherwise.

The Company has established two measurement standards for the Plan for fiscal 2021, which are independently determined and weighted at fifty percent (50%) each. If the Company meets certain specific targets for operating cash flow (the “Cash Flow Targets”) or net income (the “Net Income Targets”) established by the Compensation Committee for fiscal 2021, then each named executive officer is eligible to receive a cash payment under the Plan based upon their respective fiscal 2021 base salaries.

With respect to cash flow and net income targets:

•	If the Company’s performance meets the minimum Cash Flow Target and the minimum Net Income Target, then the cash payments under the Plan would be 40% of fiscal 2021 base salary for Mr. Shor, 32.5% of fiscal 2020 base salary for Mr. Maudlin, 30% of fiscal 2021 base salary for Messrs. Losch and Strobel, and 25% of fiscal 2021 base salary for Dr. Ishwar. Achieving only one of the two targets would result in payment of 50% of the above percentages.

•	If the Company’s performance meets the mid-level Cash Flow Target and the mid-level Net Income Target, then the cash payments under the Plan would be 80% of fiscal 2021 base salary for Mr. Shor, 65% of fiscal 2021 base salary for Mr. Maudlin, 60% of fiscal 2021 base salary for Messrs. Losch and Strobel and 50% of fiscal 2021 base salary for Dr. Ishwar. Achieving only one of the two targets would result in payment of 50% of the above percentages.

•	If the Company’s performance meets the maximum Cash Flow Target and the maximum Net Income Target, then the cash payments under the Plan would be 120% of fiscal 2021 base salary for Mr. Shor, 97.5% of fiscal 2021 base salary for Mr. Maudlin, 90% of fiscal 2021 base salary for Messrs. Losch and Strobel and 75% of fiscal 2021 base salary for Dr. Ishwar. Achieving only one of the two targets would result in payment of 50% of the above percentages.

The Board of Directors has full discretion to eliminate, delay or change any awards or payouts and may choose to pay awards at any level of performance. All payments under the Plan must be approved by the Board of Directors.

In addition, under the Plan, the Committee also granted shares of restricted stock, performance shares and stock options to the named executive officers, with a grant date of November 24, 2020.

Restricted shares were granted subject to time-based vesting. The restricted shares will vest on the third anniversary of the date of grant, provided that the grantee is still employed by the Company on such date, and are also subject to the terms of the Company’s 2020 Incentive Compensation Plan. The performance shares will be settled in cash or shares of the Company’s common stock on the third anniversary of their grant date, provided that (a) the named executive officer is still employed by the Company and (b) the Company has met at least a threshold relative total shareholder return target (relative to a comparator group of the Company). The number of performance shares earned, if any, will vary based on the Company’s percentile of total shareholder return as compared to the comparator group, and the awards are subject to the terms and conditions of the Company’s 2020 Incentive Compensation Plan.

The stock options vest in three equal annual installments on the anniversary of the date of grant and are also subject to the terms and conditions of the Company’s 2020 Incentive Compensation Plan.  The total value of stock options, restricted shares and target performance shares for Mr. Shor was approximately 160% of his fiscal 2021 base salary, for Mr. Maudlin was approximately 90% of his fiscal 2021 base salary, for Messrs. Strobel and Losch and Dr. Ishwar was approximately 70% of their respective base salaries for fiscal 2021.

Grants were made to the named executive officers in the following amounts:

Named Executive Officer	Target Performance Shares[1]	Restricted Shares	Stock Options
Michael L. Shor	15,018	15,018	57,530
Daniel W. Maudlin	4,134	4,134	15,838
Marlin C. Losch	2,937	2,937	11,252
David L. Strobel	3,040	3,040	11,647
Venkat R. Ishwar	3,020	3,020	11,568

1 Represents shares earned if relative total shareholder returns amounts to at least the 50th percentile of the comparator group. Actual shares earned would change within an established range based on performance beginning at the 30th percentile of the comparator group to top performance within the group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: November 24, 2020	By:	/s/ Janice Gunst
Janice Gunst
Vice President—General Counsel